UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2021

ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36728	56-2590442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 State Route 17, Ramsey, New Jersey	07446
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 478-5552

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADMA	Nasdaq Global Market
Preferred Share Purchase Rights	-	Nasdaq Global Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In order to promote business continuity as well as provide an incentive to the management team and to certain employees of ADMA Biologics, Inc. (the “Company”), the Board of Directors (the “Board”), upon recommendation of the Compensation Committee, in consultation with an independent compensation consultant, determined it to be appropriate and in the best interests of the Company to grant retention awards, consisting of cash and restricted stock units (“RSUs”) as further described below, to (i) Mr. Adam Grossman, the Company’s President and Chief Executive Officer, (ii) Mr. Brian Lenz, the Company’s Executive Vice President and Chief Financial Officer, and (iii) certain other employees of the Company. The Board views employee retention as a key component in the Company’s ability to execute on its business continuity strategies and to achieve near-term publicly communicated operating and financial targets, particularly in light of the unprecedented operational challenges presented by the ongoing COVID-19 pandemic and the competitive work environment the Company operates in, being a pharmaceutical manufacturer of specialized biologic therapies. In particular, the retention awards have been granted against the backdrop of nationwide labor shortages and the Company, its peers and other companies outside of the Company’s industry are seeing the beginnings of increased employee turnover rates.  The Company believes that the Board-approved retention program will not materially impact the 2021 Board-approved budget or the Company’s projections as a result of the Company’s year-to-date management of operating and capital expenditures, and management and the Board believe the retention program will facilitate the achievement of several milestones that will deliver stockholder value.

Retention Award Agreements

In connection with the retention awards, each of Mr. Grossman and Mr. Lenz entered into a Retention Award Agreement with the Company (collectively, the “Retention Award Agreements”).

Pursuant to the Retention Award Agreements, the retention award will be earned and become due and payable to the applicable executive upon the executive’s continued employment with the Company through March 31, 2023, or, if earlier, termination of the executive by the Company without Cause (as defined in the applicable executive’s employment agreement) or resignation by the executive for Good Reason (as defined in the applicable executive’s employment agreement) (the earliest of such dates, the “Retention Date”). The cash bonuses are subject to clawback and any unvested RSUs will be forfeited and cancelled if the applicable executive is terminated for Cause or resigns without Good Reason prior to the Retention Date. If the applicable executive is terminated by the Company without Cause or resigns for Good Reason prior to March 31, 2023, then on such date as the applicable executive ceases to be employed by the Company, any unpaid amounts of the cash bonus award not previously paid shall become immediately due and payable to the executive, any unvested Time-Based RSUs (as defined below) shall become fully vested and any unvested Milestone-Based RSUs (as defined below) shall be forfeited and cancelled.

The Retention Award Agreements also provide that if the Company announces a Change of Control (as defined in the applicable executive’s employment agreement) prior to March 31, 2023, (i) any unpaid amounts of the cash bonus award not previously paid shall be paid to the applicable executive in a lump sum at the closing of such Change of Control transaction (for purposes of clarity, whether the executive is terminated or not in connection with such Change of Control) and (ii) the Time-Based RSUs and the Milestone-Based RSUs shall become fully vested immediately prior to the closing of such Change of Control transaction.

The foregoing summaries of the retention awards for Mr. Grossman and Mr. Lenz and the Retention Award Agreements do not purport to be complete and are qualified in entirety by reference to the form of Retention Award Agreement for Mr. Grossman and Mr. Lenz, a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

The following table sets forth the terms of the retention award for Mr. Grossman and Mr. Lenz:

Recipient	Cash Bonus (1)	Time-Based RSUs (2) (3)	Milestone-Based RSUs (2) (4)
Adam S. Grossman	$450,000	907,500	742,500
Brian Lenz	$350,000	495,000	405,000

(1)           The cash bonus for each executive is payable in two equal installments on September 30, 2021 and June 15, 2022, respectively.

(2)           The RSUs were granted on September 29, 2021 and are subject to the applicable executive’s continued employment by the Company on the applicable vesting date.

(3)           55% of the RSUs are subject to time-based vesting conditions (the “Time-Based RSUs”), of which (x) 50% of the Time-Based RSUs shall vest on December 31, 2022 (“Initial Vesting Date”) and (y) 50% of the Time-Based RSUs shall vest in eight (8) equal quarterly installments over a period of two years following the Initial Vesting Date, becoming fully vested on December 31, 2024; and

(4)           45% of the RSUs are subject to milestone-based vesting conditions (the “Milestone-Based RSUs”) of which (x) 22.2% of the Milestone-Based RSUs shall become vested upon the completion of a debt refinancing which adds non-dilutive capital to the Company’s balance sheet before or during the calendar year ending December 31, 2022, (y) 33.3% of the Milestone-Based RSUs shall become vested upon the achievement of a 15% gross margin on BIVIGAM® without intermediates by the end of the fourth quarter of 2022, and (z) 44.5% of the Milestone-Based RSUs shall become vested upon the achievement of $35 million in quarterly revenues in or before the fourth quarter of 2022.

The retention awards to other employees consist of (i) cash bonuses equal to $1,650,000 in the aggregate, payable to each eligible employee in equal installments on September 30, 2021 and June 15, 2022, respectively, and (ii) 1,230,000 RSUs in the aggregate. All of the RSUs awarded to the non-executive employees are Time-Based RSUs.

Amendments to Employment Agreements

On September 29, 2021, the Company entered into an amendment (the “Grossman Amendment”) to that certain Amended and Restated Employment Agreement, dated January 29, 2019, by and between the Company and Mr. Grossman, for the purposes of: (i) extending the periods of benefits eligibility and for the payment of severance upon termination by the Company without Cause or following a resignation for Good Reason (increasing to 18 months from 12 months) or upon a Change of Control (increasing to 24 months from 18 months); (ii) increasing the bonus target component to such severance payable upon termination by the Company without Cause or following a resignation for Good Reason or upon a Change of Control; and (iii) providing for the accelerated vesting of Mr. Grossman’s RSUs upon the occurrence of certain termination events, as contemplated in his employment agreement. The foregoing description of the Grossman Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Grossman Amendment, a copy of which is filed hereto as Exhibit 10.2 and incorporated herein by reference.

On September 29, 2021, the Company entered into an amendment (the “Lenz Amendment”) to that certain Amended and Restated Employment Agreement, dated January 29, 2019, by and between the Company and Mr. Lenz, for the purposes of: (i) extending the periods of benefits eligibility and for the payment of severance upon termination by the Company without Cause or following a resignation for Good Reason (increasing to 12 months from 9 months) or upon a Change of Control (increasing to 18 months from 12 months); (ii) increasing the bonus target component to such severance payable upon termination following a Change of Control; (iii) providing for the accelerated vesting of Mr. Lenz’s RSUs upon the occurrence of certain termination events, as contemplated in his employment agreement; and (iv) incorporating a title change for Mr. Lenz, such that in addition to his current role as the Company’s Executive Vice President and Chief Financial Officer, Mr. Lenz shall also serve as General Manager, ADMA BioCenters business (ADMA BioCenters Georgia Inc.). The title change for Mr. Lenz was approved by the Board in recognition of his direct managerial oversight of the ADMA BioCenters business. The foregoing description of the Lenz Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Lenz Amendment, a copy of which is filed hereto as Exhibit 10.3 and incorporated herein by reference.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Retention Bonus Agreement
10.2	Amendment to Employment Agreement, dated as of September 29, 2021, by and between the Company and Adam Grossman.
10.3	Amendment to Employment Agreement, dated as of September 29, 2021, by and between the Company and Brian Lenz.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 1, 2021	ADMA Biologics, Inc.

	By:	/s/ Brian Lenz
		Name:	Brian Lenz
		Title:	Executive Vice President and Chief Financial Officer